EXHIBIT 10.6
[This Agreement now between Curtis Circulation Company and Princeton Publishing, Inc., as assignee of the addressees listed below.]


CURTIS CIRCULATION COMPANY
Gerald A. Steinberg, Vice President, Finance and Operations

November 20, 1990

Woodhill Press, Inc.
Celeb Publishing
Adult Movie Review, Inc.
Lipstick Publishing, Inc.
Adult Mens Review, Inc.
Blueboy Incorporated
J. Q. Adams, Inc.
Focus Publishing Limited
Scott Magazine Distribution Corp.
300 West 43rd Street
New York, NY 10036

Attn: Mr. Henry McQueeney

Dear Mr. McQueeney:

The purpose of this letter is to set forth terms on which Curtis Circulation Company ("Curtis"), is willing to advance to Woodhill Press, Inc., Celeb Publishing, Adult Movie Review, Inc.,
Lipstick Publishing, Inc., Adult Mens Review, Inc., Blueboy
Incorporated, J. Q. Adams, Inc., Focus Publishing Limited and Scott Magazine Distribution Corp., the sum of $50,000, as a Super Advance (as such term is hereinafter defined).

The terms of the Super Advance is as follows:

     1. The Distribution Agreement executed April 14, 1990 between Curtis and the Publishers (the "Distribution Agreement"), shall be and hereby is amended to add the following new subparagraph E to Paragraph 12:

          "E" SUPER ADVANCE. (i) For the purposes of this subparagraph E
     (a) the term "Publisher" shall mean any one of Woodhill Press, Inc., Celeb Publishing, Inc., Adult Movie Review, Inc., Lipstick Publishing, I nc., Adult Mens Review, Inc., Blueboy Incorporated, J.Q. Adams, Inc., Focus Publishing Limited and Scott Magazine Distribution Corp., and any other publishers deemed to be included, at any time, within the term Publisher (as that term is defined for purposes of the Distribution Agreement), and (b) the term "Publishers" shall mean each and every "Publisher" as that term is defined in the subsection (i) (a), above.

     (ii) From time to time during the term of this agreement, Curtis shall advance, on Publisher's written request, to such Publisher a sum of money ("Super Advance") which shall not (a) exceed the difference between one hundred percent (100%) of the aggregate amount of Curtis' estimates of final net sales for all issues of Publications published by such Publisher for which there have not been final settlements (as contemplated by Paragraph 13) and the aggregate of all advances previously made hereunder for all Publications published by such Publisher for which there have not been final settlements, or (b) cause the aggregate of all advances previously made hereunder for all Publications published by the Publisher for which there have not been final settlements to exceed one hundred percent (100%) of the aggregate amount of Curtis' estimates of final net sales for all issues of Publications published by the Publisher.

     (iii) Curtis shall not be obligated to make a Super Advance unless Curtis and Publisher have agreed on the amount of the Super Advance, the interest rate to be charged by Curtis on the Super Advance, the repayment date(s) of the Super Advance and such other terms thereof as Curtis may require.

     (iv) In no event (a) shall the aggregate amount of Super Advances outstanding at any time from any Publisher, including estimated interest thereon through the anticipated repayment dates of same, exceed the aggregate amount of funds estimated by Curtis to be due such Publisher in connection with Publications published by such Publisher for which there have not been final settlements, or (b) shall the aggregate amount of Super Advances outstanding at any time from all of the Publishers, including estimated interest thereon through the anticipated repayment dates of same, exceed the aggregate amount of funds estimated by Curtis to be due the Publishers in connection with Publications published by the Publishers for which there have not been final settlements.

     (v) In the event any Publisher fails to make any of the repayments of Super Advances due to Curtis on its or their due dates, Curtis shall have the right without prior notice to any of the Publishers to deduct any part or all of the unpaid Super Advances from any amounts payable to the Publishers. In the event (a) the aggregate amount of Super Advances outstanding from any Publisher including estimated interest thereon, exceeds the aggregate amount of funds estimated by Curtis to be due such Publisher in connection with Publications published by such Publisher for which there have not been final settlements, or (b) the aggregate amount of Super Advances outstanding from the Publishers including estimated interest thereon, exceeds the aggregate amount of funds estimated by Curtis to be due the Publishers in connection with the Publications for which there have not been final settlements, Curtis shall have the right without prior notice to any of the Publishers to deduct from any amounts payable to any of the Publishers an amount which shall cause (y) the aggregate amount of Super Advances outstanding from any Publisher including estimated interest thereon (after such deduction is made) to be less than the aggregate amount of funds estimated by Curtis (after such deduction is made) to be due such Publisher in connection with Publications published by such Publisher for which there have not been final settlements and (z) the aggregate amount of Super Advances outstanding from the Publisher including estimated interest thereon (after such deduction is made) to be less than the aggregate amount of funds estimated by Curtis (after such deduction is made) to be due such Publishers in connection with the Publications for which there have not been final settlements.

     (vi) Each of the Publishers agrees to execute and deliver to Curtis, at any time there is a Super Advance outstanding, such documentation as Curtis might request to evidence a Publisher's obligation to repay the Super Advance(s).

     2. The $50,000 is to be repaid in consecutive equal monthly installments of $10,000 beginning August 1, 1991, together with interest on the unpaid balance at 2% over the prime rate of interest established from time to time by Chemical Bank, N.A. Curtis may, at any time, deduct, subject to the terms of this letter agreement, repayments of the Super Advances and the interest thereon from any payments or advances due under the Distribution Agreement.

     Please sign and date the enclosed copy of this letter on the lines provided to indicate your consent to the terms set forth herein and your willingness to be legally bound by them. Please return the dated and executed copy to me.

Acknowledged and agreed:

WOODHILL PRESS, INC.                        CURTIS CIRCULATION COMPANY

by: /s/ Henry McQueeney                     By: /s/ Gerald A. Steinberg

CELEB PUBLISHING, INC.                      Title: V.P. Finance and
Operations

by: /s/ Henry McQueeney                     Date: 11-20-90

ADULT MOVIE REVIEW, INC.

by: /s/ Henry McQueeney

LIPSTICK PUBLISHING, INC.

by: /s/ Henry McQueeney

ADULT MENS REVIEW, INC.

by: /s/ Henry McQueeney

BLUEBOY INCORPORATED

by: /s/ Henry McQueeney

J.Q. ADAMS, INC.

by: /s/ Henry McQueeney

FOCUS PUBLISHING, LIMITED

by: /s/ Henry McQueeney

SCOTT MAGAZINE DISTRIBUTION CORP.

by: /s/ Henry McQueeney

DATE: 11/20/90